UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2011
TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Performance Awards
On March 7, 2011, our Compensation Committee recommended, and our Board of Directors approved, granting Performance Awards under our Long-Term Incentive Cash Award Plan to our executive officers to provide their 2011 cash incentives. Our Compensation Committee designates our employees eligible to receive Performance Awards under our Long-Term Incentive Cash Award Plan, which for 2011, includes two of our three current executive officers, Michael A. Noelke and James J. Connor, who received such Performance Awards effective March 7, 2011.
On March 7, 2011, Mr. Wainright and our Board of Directors mutually determined that Mr. Wainright will separate his employment with us after an approximately 90-day transition period. During that period, our management and Board of Directors will conduct a search for a successor to Mr. Wainright as our Chief Executive Officer, including a review of internal candidates. As a result, Mr. Wainright is not participating in our 2011 Performance Awards or performance phantom share awards.
To make our annual cash incentive reflect our performance during the year, the actual amount of the cash payment under the Performance Awards for 2011 will be determined based on our adjusted return on total capital (“Adjusted ROC”) compared to our target Adjusted ROC.
Adjusted ROC is our 2011 income or loss from continuing operations before taxes divided by total capital. Income or loss from continuing operations before taxes is our income (loss) from continuing operations before taxes, excluding (1) expense related to award agreements under the Long-Term Incentive Cash Award Plan, (2) non-recurring income and expenses, (3) gains and losses on fixed asset disposals, (4) foreign exchange adjustments that are plus or minus 25% or more of the budgeted exchange rate, at the discretion of the Board, and (5) settlement related to antitrust litigation, excluding legal fees incurred in connection with antitrust matters.
Total capital means the sum of (1) (a) the average of the amounts shown on our balance sheets at December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011 as long-term debt, minus (b) the average of the amounts shown as cash and cash equivalents on our balance sheets at December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011, excluding foreign exchange adjustments that are plus or minus 25% or more of the budgeted exchange rate, at the discretion of the Board, plus (2) the average of the amounts shown as shareholders’ equity on our balance sheets at December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011.
For 2011, the Compensation Committee has established a target incentive for each participating employee under each Performance Award, expressed as a percentage of his or her salary. We use a target incentive approach because it is a formal, goals-oriented method of determining incentives that is responsive to changing internal and external business conditions from year to year.

The actual award amount will vary based on a percentage equal to the actual Adjusted ROC divided by the target Adjusted ROC. If actual Adjusted ROC is less than 80% of target Adjusted ROC, the actual award amount and the payments under the Performance Award will be zero. Reaching 80% of the target Adjusted ROC would require a significant improvement over 2010 actual Adjusted ROC. If actual Adjusted ROC is 80% or more of target Adjusted ROC, the actual award amount will be 50% of the target incentive, plus 2.5% of the target incentive for each full 1% that the percentage of actual Adjusted ROC divided by target Adjusted ROC exceeds 80%, up to a maximum of 150% of the target incentive if such percentage is 120% or more. If actual Adjusted ROC is equal to target Adjusted ROC, the actual award amount is 100% of the target incentive.
Of the actual award amount, 75% will be realized based on the above formula and between 0% and 25% may be realized, as determined by the Compensation Committee in the exercise of its sole discretion, on the date between January 1, 2012 and March 1, 2012 that the Compensation Committee determines actual Adjusted ROC for 2011 (the “Determination Date”). The committee has discretion to include all, none or any portion of the discretionary portion of the award for 2011. The committee intends to exercise this discretion based on its subjective evaluation of the participating employee’s performance during 2011. The following table illustrates the potential award amounts as a percentage of the target incentive for the threshold, target and maximum Adjusted ROC compared to target Adjusted ROC:

		Maximum	Maximum
Adjusted ROC	Adjusted ROC Percent	Discretionary Percent	Total Percent
Threshold (80%)	37.50%	12.50%	50.00%
Target	75.00%	25.00%	100.00%
Maximum (120%)	112.50%	37.50%	150.00%
The Adjusted ROC portion of the individual payment will equal (1) the participant’s salary, (2) multiplied by the participant’s target incentive percentage, (3) multiplied by 75% weighting, (4) multiplied by a percentage roughly between 50.00% and 150.00% based on the actual Adjusted ROC compared to the target Adjusted ROC.
The discretionary portion of the individual bonuses will equal (1) the participant’s salary, (2) multiplied by the participant’s target incentive percentage, (3) multiplied by a percentage between 0% and 25%, determined by the Compensation Committee in its discretion depending on a subjective individual performance evaluation conducted at the end of the year by the Chief Executive Officer for other participating employees and based on the executive’s key responsibilities, specific improvement objectives, and leadership competencies, (4) multiplied by a percentage roughly between 50.00% and 150.00% based on the actual Adjusted ROC compared to the target Adjusted ROC.

The 2011 target incentive percentages for Performance Awards for our current executive officers are:

Executive Officer	Target Incentive

Michael A. Noelke	80% of salary
James J. Connor	65% of salary
Phantom Shares
In addition, on March 7, 2011 the Compensation Committee awarded phantom shares to the same two of our three current executive officers under our Long-Term Incentive Cash Award Plan. To make our equity incentives reflect our performance during the year, the actual amount of the phantom shares awarded for 2011 will also be determined based on our Adjusted ROC compared to our target Adjusted ROC.
For 2011, the Compensation Committee has established a target incentive for each participating employee under each Performance Award, expressed as a percentage of his or her salary. The actual award amount will vary based on the percentage of the actual Adjusted ROC divided by the target Adjusted ROC in the same manner as the Performance Awards are adjusted as described above.
Of the actual award amount, 75% will be realized based on the above formula and between 0% and 25% may be realized, as determined by the Compensation Committee in the exercise of its sole discretion, on the Determination Date in the same manner as the Performance Awards described above.
The 2011 target incentive percentages for phantom share awards for our current executive officers are:

Executive Officer	Target Incentive

Michael A. Noelke	120% of salary
James J. Connor	97.5% of salary
The phantom shares will vest in equal one-third installments on the Determination Date, December 31, 2012 and December 31, 2013. Payment of the first vested installment will be made between January 1, 2012 and March 15, 2012, but no earlier than the determination date. Payment of the second and third vested installment will be made between January 1 and March 15 of the year after the vesting date.
The above awards were made pursuant to Award Agreements for Phantom Shares and Cash Performance Awards, a form of which is attached as Exhibit 99.1 to this report and is incorporated in this Item 5.02 by reference. The description of these awards in this Item 5.02 is qualified in its entirety by reference to the attached Award Agreements for Phantom Shares and Cash Performance Awards, which you should read.

Mr. Wainright’s Separation of Employment
On March 7, 2011, James Wainright, our current President and Chief Executive Officer, and our Board of Directors mutually determined that Mr. Wainright will separate his employment with us after an approximately 90-day transition period. During that period, our management and Board of Directors will conduct a search for a successor to Mr. Wainright as our Chief Executive Officer, including a review of internal candidates.

Item 9.01	Financial Statements and Exhibits.
The following exhibits are furnished with this report:

Exhibit No.	Description

99.1	Form of Award Agreement (Phantom Shares and Cash Performance Award) under Long-Term Incentive Cash Award Plan (management contract or compensatory plan or arrangement)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY
Date: March 11, 2011	By	/s/ James Connor
James Connor
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Award Agreement (Phantom Shares and Cash Performance Award) under Long-Term Incentive Cash Award Plan (management contract or compensatory plan or arrangement)